EXHIBIT NO. 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of GS Financial Products U.S., L.P. (the "Company") on Form S-3 (File No. 33-99948), filed with the Securities and Exchange Commission on December 1, 1995, of our report dated January 22, 1998 on our audits of the financial statements of GS Financial Products U.S., L.P. as of November 29, 1996 and November 28, 1997 and for the fiscal years ended November 24, 1995, November 29, 1996 and November 28, 1997, which report is included in the Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.



New York, New York
February 26, 1998.